As filed with the Securities and Exchange Commission on July 20, 2005

Registration No. 333-32555

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALTERA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	77-0016691
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

101 Innovation Drive

San Jose, California 95134

(408) 544-7000

(Address of principal executive offices) (Zip code)

1996 Stock Option Plan

(Full title of the plans)

JOHN P. DAANE

President and Chief

Executive Officer

Altera Corporation

101 Innovation Drive

San Jose, California 95134

(Name and address of agent for service)

(408) 544-7000

(Telephone number, including area code, of agent for service)

Copies to:

KATHERINE E. SCHUELKE, ESQ. Vice President, General Counsel and Secretary ALTERA CORPORATION 101 Innovation Drive San Jose, California 95134 (408) 544-7000	ROBERT TOWNSEND, ESQ. JACLYN LIU, ESQ. MORRISON & FOERSTER LLP 425 Market Street San Francisco, California 94105 (415) 268-7000

EXPLANATORY STATEMENT

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-8 (Commission File No. 333-32555), filed with the Securities and Exchange Commission (the “SEC”) on July 31, 1997 (the “Prior Registration Statement”) by Altera Corporation (the “Registrant”) relating to 1,300,000 shares of common stock of the Registrant reserved for issuance under the Altera Corporation 1996 Stock Option Plan (the “1996 Plan”).

On May 10, 2005, the Registrant’s stockholders approved the Altera Corporation 2005 Equity Incentive Plan (the “2005 Plan”) that replaces the 1996 Plan and the Altera Corporation 1998 Director Stock Option Plan (the “Director Plan”). Under the terms of the 2005 Plan, the Registrant carried forward 10,619,500 shares of its common stock that were previously authorized but remained unissued under the 1996 Plan and the Director Plan (the “Unissued Shares”). The Unissued Shares were registered in a Registration Statement on Form S-8 relating to the 2005 Plan and filed with the SEC on June 17, 2005 (Commission File No. 333-125904) (the “New Registration Statement”). The portion of the filing fee paid in connection with the Prior Registration Statement relating to the shares being deregistered hereby was carried over to the New Registration Statement.

The Registrant is filing this Post-Effective Amendment No. 1 to deregister all securities previously registered under the Prior Registration Statement that remain unissued.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 19, 2005.

ALTERA CORPORATION

By:	/s/ Nathan M. Sarkisian
Nathan M. Sarkisian,
Senior Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ John P. Daane John P. Daane	Chairman of the Board of Directors, President, Chief Executive Officer and Director (Principal Executive Officer)	July 19, 2005

/s/ Nathan M. Sarkisian Nathan M. Sarkisian	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 19, 2005

/s/ Charles M. Clough Charles M. Clough	Director	July 19, 2005

/s/ Robert J. Finocchio, Jr. Robert J. Finocchio, Jr.	Director	July 19, 2005

/s/ Kevin McGarity Kevin McGarity	Director	July 19, 2005

/s/ Paul Newhagen Paul Newhagen	Director	July 19, 2005

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/s/ Robert W. Reed Robert W. Reed	Vice Chairman of the Board of Directors and Lead Independent Director	July 19, 2005

/s/ William E. Terry William E. Terry	Director	July 19, 2005

/s/ Susan Wang Susan Wang	Director	July 19, 2005

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